Exhibit 4.2
CERTIFICATE OF AMENDMENT OF
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
I.D. SYSTEMS, INC.

(Under Section 242 and 228 of the Delaware General Corporation Law)

The undersigned, being the Chairman and Chief Executive Officer of I.D. Systems, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

1. The name of the Corporation is I.D. Systems, Inc.

2. The amendment to the Amended and Restated Certificate of Incorporation set forth in the following resolutions has been approved by the Corporation’s Board of Directors and was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

3. Article FOURTH of the Amended and Restated Certificate of Incorporation is hereby amended and restated to read as follows:

“FOURTH:

(A) AUTHORIZED STOCK. The total number of shares of all classes of stock which the Corporation has authority to issue is 55,000,000, consisting of (a) 50,000,000 shares of common stock, par value $.01 per share of the Corporation (the "Common Stock"), and (b) 5,000,000 shares of preferred stock, par value $.01 per share, of the Corporation (the "Preferred Stock").”

(B) PREFERRED STOCK. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to create and provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, power, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.”

IN WITNESS WHEREOF, the undersigned, being a duly elected officer of the Corporation, has executed this Certificate of Amendment and affirms the statements herein contained on this 9th day of June, 2006.

I.D. SYSTEMS, INC.

By:	/s/ Jeffrey M. Jagid
Jeffrey M. Jagid
Chairman and Chief Executive Officer

CERTIFICATE OF CORRECTION
TO
CERTIFICATE OF AMENDMENT
TO
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
I.D. SYSTEMS, INC.

(Under Section 103(f) of the Delaware General Corporation Law)

The undersigned, being the Chairman and Chief Executive Officer of I.D. Systems, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

1. The name of the Corporation is I.D. Systems, Inc.

2. A Certificate of Amendment (the “Certificate of Amendment”) to the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) was filed by the Secretary of State of Delaware on June 9, 2006 and the Certificate of Amendment requires correction as permitted by Section 103(f) of the General Corporation Law of the State of Delaware.

3. The inaccuracy and defect of the Certificate of Amendment to be corrected is as follows: Article 3 of the Certificate of Amendment amended and restated clause (A) of Article FOURTH of the Certificate of Incorporation, but inadvertently failed to restate clauses (B) and (C) of Article FOURTH in their entirety.

4.  Article 3 of the Certificate of Amendment is hereby amended and restated in its entirety to read as follows: “Article FOURTH of the Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

‘FOURTH:

(A) AUTHORIZED STOCK. The total number of shares of all classes of stock which the Corporation has authority to issue is 55,000,000, consisting of (a) 50,000,000 shares of common stock, par value $.01 per share of the Corporation (the "Common Stock"), and (b) 5,000,000 shares of preferred stock, par value $.01 per share, of the Corporation (the "Preferred Stock").”

(B) PREFERRED STOCK. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to create and provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, power, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(i)	The designation of the series, which may be by distinguishing number, letter or title.

(ii)
The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

(iii)	Whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series.

(iv)	The dates at which dividends, if any, shall be payable.

(v)	The redemption rights and price or prices, if any, for shares of the series.

(vi)	The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

(vii)	The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

(viii)
Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion may be made.

(ix)	Restrictions on the issuance of shares of the same series or of any other class or series.

(x)	The voting rights, if any, of the holders of shares of the series.

(xi)	Such other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof as the Board of Directors shall determine.

(C)  COMMON STOCK. Each share of Common Stock shall be entitled to one vote per share.’”

IN WITNESS WHEREOF, the undersigned, being a duly elected officer of the Corporation, has executed this Certificate of Correction to the Certificate of Amendment to Amended and Restated Certificate of Incorporation and affirms the statements herein contained on this 13th day of July, 2007.

I.D. SYSTEMS, INC.

By:	/s/ Jeffrey M. Jagid
Jeffrey M. Jagid
Chairman and Chief Executive Officer